CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated January 27, 2012 on General Money Market Fund, Inc. for the fiscal year ended November 30, 2011 which is incorporated by reference in Post-Effective Amendment No. 46 to the Registration Statement (Form N-1A Nos. 2-72836 and 811-3207) of General Money Market Fund, Inc.

                                                                                                ERNST & YOUNG LLP

New York, New York

March 27, 2012